Exhibit 99.1

LKQ CORPORATION TO PARTICIPATE AT INVESTOR CONFERENCES IN MAY AND JUNE 2010

CHICAGO, Illinois, May 14, 2010 — LKQ Corporation (Nasdaq:LKQX) today announced that members of its senior management will be participating at a number of upcoming investor conferences during the months of May and June, 2010.

Upcoming Conferences Robert W. Baird & Co., Inc. 2010 Growth Stock Conference Four Seasons Hotel, Chicago, Illinois	May 18, 2010

Barrington Research Industrial Conference Four Seasons Hotel, Chicago, Illinois	May 25, 2010

RBC Consumer & Retail Conference The Ritz Carlton, Battery Park, New York, New York	June 3, 2010

30th Annual Piper Jaffray Consumer Conference The Westin New York at Times Square, New York, New York	June 8, 2010

William Blair & Company 30th Annual Growth Stock Conference Four Seasons Hotel, Chicago, Illinois	June 15, 2010

2010 Deutsche Bank Securities Industrials Conference Westin Chicago River North, Chicago, Illinois	June 23, 2010

Materials used during the presentations and in small group and one-on-one meetings will be posted to the Company’s website: www.lkqcorp.com on the day of the conference.

About LKQ Corporation:

LKQ Corporation is the largest nationwide provider of aftermarket collision replacement products, recycled products and refurbished collision replacement products such as wheels, bumper covers and lights. LKQ operates approximately 290 facilities offering its customers a broad range of replacement systems, components, and parts to repair automobiles and light, medium and heavy-duty trucks.

Contact:

Sarah Lewensohn

Director, Investor Relations

312-621-2793

###